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                                                                    EXHIBIT 10.4


                          MASTER DISTRIBUTOR AGREEMENT

This Agreement effective as of the 30th day of September, 1997, by and between SAGE, INC., having offices at 4633 Old Ironsides, Santa Clara, California 95054, ("Manufacturer"), and AVNET, INC., having offices at 2617 South 46th Street, Phoenix, Arizona 85034 ("Distributor").

1.   PRODUCTS

     The term "Product" or "Products" as used herein shall mean the items listed on Exhibit "A" hereto, as changed from time to time in accordance with the provisions of this Agreement.

2.   APPOINTMENT/TERRITORY

     Manufacturer hereby appoints Distributor and Distributor hereby accepts the appointment, as the non-exclusive distributor for the Products within the following described territory: United States and Canada (the "Territory"), and at all locations identified in Exhibit "B". This agreement shall automatically be extended to any other Electronic Marketing Group division or subsidiary of Avnet, Inc. which may hereafter be formed or acquired by Avnet.

3.   TERM

     The term of this Agreement shall be for twenty-four (24) months commencing on the effective date hereof and this Agreement shall automatically be renewed thereafter for additional one (1) year periods at all anniversary dates hereof unless this Agreement is otherwise terminated as elsewhere provided herein.

4.   DUTIES OF DISTRIBUTOR

     (a) Distributor shall use its best efforts commensurate with its overall business to promote the sale of the Products within the Territory.

     (b) Distributor shall send to Manufacturer, within thirty (30) working days after the end of each month, a sales activities report including the names of purchasers, quantities of products purchased and dollar amounts invoiced to the said purchasers.

5.   OBLIGATIONS OF MANUFACTURER

     (a) Manufacturer shall consistently keep Distributor informed on a timely basis of changes and innovations in performance, serviceability, uses and applications of all Products.

     (b) Manufacturer, at its expense, shall provide training for personnel designated by Distributor in marketing and servicing products. Such training shall be held at the times and locations as mutually agreed by the parties.

     (c) Manufacturer, at its expense, shall periodically provide Distributor with reasonably sufficient quantities of Manufacturer's advertising and promotional materials, pricing information and technical data related to the Products.

6.   PRICE/PRICE CHANGE

     (a) The prices to be paid by Distributor for any Products ordered pursuant to this Agreement are set forth in Exhibit "A".

     (b) The prices contained in Exhibit "A" are subject to change by Manufacturer at any time. Notwithstanding the aforesaid, such change shall not become effective as to Distributor unless Manufacturer gives Distributor at least thirty (30) days advance written notice thereof.

     (c) In the event that the Manufacturer decreases the price of any Product, Distributor will be entitled to a credit equal to the difference between the net price paid by Distributor, less any prior credits granted by Manufacturer, and the new decreased price for the Product multiplied by the quantity of such Product in Distributor's inventory on the effective date of the reduction. Similar price adjustment will also be made on all such Products in transit to Distributor on the effective date of such price decrease.

         (i) Distributor shall submit to Manufacturer, not later than sixty
(60) working days after receiving notice of such price decrease, after the effective date of such price decrease, a Product inventory report as of the effective date, together with a debit memo reflecting the credit described in subparagraph 6(c) above.

        (ii) Manufacturer shall be deemed to have verified the Product inventory report and debit memo unless Manufacturer contests the same in writing within sixty (60) days after receiving such report and memo. Uncontested debit memos shall be credited to Distributor's account as of the effective date of such price decrease.

     (d) All Products shipped on or after the effective date of any price decrease will be shipped and invoiced at the price in effect at the time of shipment.

     (e) All Products shipped after the effective date of any price increase will be shipped and invoiced at the price in effect at the time of order placement.

7.   TAXES

     Distributor shall not be liable for any taxes with respect to any order other than municipal, state or federal sales taxes which Manufacturer is required by law to collect from Distributor.

8.   PAYMENT

     Payment for all Products purchased hereunder by Distributor shall be 2% 10th and 25th or Net thirty (30) days from date of invoice or shipment, whichever date is later.



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     In the event that at the close of each calendar month, sums owed to
Distributor from Manufacturer exceed (i) sums due from Distributor to Manufacturer plus (ii) projected sums due from Distributor to Manufacturer in respect of Products to be shipped in the succeeding 30 day period collectively Net Manufacturer Receivable ("NMR"), Manufacturer shall remit to Distributor payment of all NMRs, by check or wire transfer in Federal Funds, no later than the close of the following calendar month.

9.   WARRANTY OF TITLE

     Manufacturer warrants the title to all Products to be sold to Distributor hereunder and warrants that such Products are not subject to any security interests, liens or other encumbrances.

10.  SHIPMENT/RISK OF LOSS

     Manufacturer agrees to deliver Products ordered by Distributor to the location and within the time specified in Distributor's purchase order. Distributor shall have the right to designate the common carrier to be used, and, in absence of such specification by Distributor, Manufacturer shall select the carrier in its reasonable discretion. Title to such Products and the risk of loss therefor shall pass to Distributor upon delivery to the common carrier. All shipments shall be F.O.B. Manufacturer's location closest to the delivery point specified in Distributor's purchase order.

11.  ORDER CHANGES

     (a) Distributor may change or cancel orders or reschedule shipment dates for any Products ordered, provided that Distributor notifies Manufacturer at least ten (10) days prior to the originally-scheduled date.

     (b) Manufacturer shall acknowledge Distributor's orders in writing or via EDI within five (5) days of receipt. Order acknowledgements shall contain Manufacturer's promised ship date.

     (c) Should Manufacturer's promised ship date change, Manufacturer shall notify Distributor in writing or via EDI within five (5) business days of the change. Should Distributor's customer cancel its order with Distributor due to a change to Manufacturer's promised ship date, Distributor may cancel its order to Manufacturer without penalty.

     (d) Any order shipped thirty (30) days or more in advance of Distributor's request date may be rejected by Distributor and returned to Manufacturer. Manufacturer shall be responsible for both incoming and return freight charges.

12.  STOCK ROTATION/RETURN PRIVILEGE

     (a) Distributor may return, FOB Distributor's location, a quantity of Products to Manufacturer for credit provided that the total credit shall not exceed 10% of the net sales dollars invoiced by Manufacturer to Distributor during each one-year period of this Agreement (beginning with the effective date hereof). Such returns may be made at Distributor's discretion in one or more shipments from time to time during the applicable one-year period or within thirty (30) days thereafter, however, unless otherwise agreed to in writing by Manufacturer, any returns made prior to the end of the applicable year shall not cumulatively exceed 10% of the net sales dollars which have been invoiced by Manufacturer to Distributor from the beginning of the applicable year up to the date of any such return or returns. The credit to be issued in respect of each such Product returned shall be issued by Manufacturer within thirty (30) calendar days after receipt of such Product by Manufacturer and shall be issued in the amount of the actual net invoice price charged for same by Manufacturer to Distributor less any prior credits granted by Manufacturer to Distributor for the said Product. All Products returned in accordance with this provision must be unused in commerce. In the event this Agreement is terminated for any reason with outstanding credits existing in favor of Distributor, Manufacturer shall promptly refund cash to Distributor in the amount of the outstanding credits.

     (b) Notwithstanding subparagraph (a) above, Distributor will have sixty
(60) days after the initial twelve (12) month period that any "New Product" is in its inventory to return such "New Product" to Manufacturer for credit. Such credit shall be equal to Distributor's purchase price for such "New Product" less any prior credits. For purposes of this paragraph, a "New Product" is a Product that is newly introduced by Manufacturer to the market.

     (c) Notwithstanding subparagraph (a) above, Distributor will have sixty
(60) days after the initial twelve (12) month period that its "Initial Stocking Order" is in its inventory to return any of its "Initial Stocking Order" to Manufacturer for credit. Such credit shall be equal to Distributor's purchase price therefor less any prior credits. For purposes of this paragraph, the "Initial Stocking Order" is the first purchase order placed by Distributor under this Agreement.

13.  WARRANTY

     Manufacturer warrants the Products in accordance with its standard warranty as set forth in Exhibit "C". Distributor is authorized to pass this warranty through to Distributor's customers and to end users. The warranty period as stated in Exhibit "C" shall begin to run with respect to any end user upon delivery of the Product to the end user. Any Product to be returned under the terms of the warranty may be shipped to Manufacturer either by Distributor or directly by a re-seller customer or end user.

14.  DEFECTIVE PRODUCTS

     Notwithstanding any other provision of this Agreement or of any Exhibit hereto, Distributor may return for full credit, any and all Products found to be defective upon delivery, or within a reasonable time thereafter, provided, however, that any such defective Products are returned to Manufacturer, freight collect, within ninety (90) days of the discovery of the defect.

15.  QUALITY

     If Products are received by Distributor with quality problems and Distributor deems it practical to institute testing




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and/or rework of such Products in order to sell the same, such problems shall be reported to Manufacturer in writing and Manufacturer shall reimburse Distributor for its direct cost of labor and material.

16.  DISCONTINUED PRODUCTS

     Manufacturer may discontinue the manufacture and/or sale of any Product. In the event of any such discontinuance, Manufacturer shall give Distributor at least ninety (90) days advance written notice thereof. Distributor may, in its sole discretion, within sixty (60) days after receipt of such notice, notify Manufacturer in writing of Distributor's intention to return any or all Products in its inventory which have been so discontinued. Distributor shall receive full credit for all such Products so returned. Any such credit shall be in the amount of the actual net invoice price paid by Distributor for the discontinued Products less any prior credits. All freight charges shall be paid by Manufacturer.

17.  ENGINEERING CHANGES/OBSOLESCENCE

     Manufacturer shall give Distributor at least ninety (90) days advance written notice of engineering changes that will affect any Products in Distributor's inventory. If these modifications, in Distributor's sole judgment, will adversely affect the sale of Distributor's inventory of such Products once the engineering modifications are implemented, then Manufacturer shall cooperate with Distributor to sell such affected inventory. If, after the aforementioned efforts (but in no event later than one hundred twenty (120) days after the first public announcement of such modification or the first shipment of the modified Product, whichever occurs first), any of the affected Product still remains in Distributor's inventory, Manufacturer agrees, at Distributor's election to (a) replace it with upgraded Products, or (b) repurchase any or all of the affected inventory at Distributor's actual net invoice cost less any prior credits. Manufacturer shall pay all freight charges associated with return of affected Products to Manufacturer and/or shipment of upgraded Products to Distributor.

18.  SPARE PARTS

     Manufacturer shall provide spare parts for the Products sold under this Agreement for a period of no less than five (5) years after shipment of the last Products to Distributor. Such spare parts shall be made available to Distributor at a non-discriminatory price based upon the pricing in effect at the time such spare parts are ordered.

19.  TERMINATION

     (a) This Agreement may be terminated at any time, without cause, by either party upon giving the other party at least sixty (60) days prior written notice. Such termination shall be effective on the date stated in the said notice.

     (b) This Agreement may be terminated immediately for cause by either party in the event the other party:

          (i)   shall become insolvent, or

          (ii) admits in writing its inability to pay its debts as they mature, or

          (iii) ceases to function as a going concern or to conduct its operations in the normal course of business, or

          (iv) assigns or transfers, either voluntarily or by operation of law, any or all of its rights or obligations under this Agreement without having obtained the prior written consent of the other party; or

          (v) effects any material change in its management or ownership (for the purposes of this subparagraph, a change in the Chief Executive Officer or the Chief Operating Officer shall be deemed a material change of management, and a change of 25% or more in ownership shall be deemed a material change in ownership); or

          (vi) upon the filing of a petition by or against it under any state or federal bankruptcy or insolvency law, fails to tender to the other party a guaranty of its obligations under this Agreement by a person, firm or other entity having a net worth of at least 85% of its own net worth as of the commencement of this Agreement, such guaranty to be in a form satisfactory to the other party; or

          (vii) fails to perform any of its obligations under this Agreement so as to be in default hereunder and fails to cure such default within thirty (30) days after written notice thereof.

     (c) In the event of termination of this Agreement, Manufacturer shall repurchase, at Distributor's election, any or all unsold Products in Distributor's inventory or in transit to Distributor on the effective date of termination, along with any or all technical and promotional material designed to promote the sale of the Products. The repurchase price for such unsold Products and other material shall be the actual net invoice price paid by Distributor less any prior credits.

     (d) In the event Manufacturer terminates for its convenience or for any reason other than those listed in subparagraph 19(b), or Distributor terminates for cause, then all freight charges associated with such repurchase of Products under this paragraph 19 shall be paid by Manufacturer. In the event Distributor terminates for its convenience or for any other reason other than those listed in subparagraph 19(b), or Manufacturer terminates for cause, then such freight charges shall be paid by Distributor.

     (e) All Products to be repurchased pursuant to this paragraph 19 must be in unused, factory-shipped condition and must be returned in original cartons or the equivalent.

     (f) After any termination of this Agreement Manufacturer agrees to sell to Distributor any Products which Distributor is contractually obligated to furnish to a customer and which Distributor does not have in its inventory, provided that Distributor orders such Products within ten (10) days after the effective date of termination.

28.  CONFIDENTIALITY

     If either party hereto receives from the other party written information which is marked "Confidential" and/or "Proprietary", the receiving party agrees not to use such information except in the performance of this Agreement, and



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to treat such information in the same manner as it treats its own confidential information. The obligation to keep information confidential shall not apply to any such information that has been disclosed in publicly available sources, is, through no fault of the party receiving the confidential information, hereafter disclosed in a publicly available source; is in the rightful possession of the party receiving the confidential information without an obligation of confidentiality; or is required to be disclosed by operation of law. Except as otherwise provided herein, the obligation not to disclose shall be for a period of one year after the termination of this Agreement.

21.     PATENT/COPYRIGHT/TRADEMARK INDEMNIFICATION

        Manufacturer warrants that any and all Products purchased hereunder, and the manufacture, sale or use thereof, do not and will not violate or infringe upon any patent, copyright, trademark, trade secret or other property right of any third party; that Manufacturer will, at its own cost and expense, defend any suit that may arise in respect thereto or in respect to the combination of any Product with any equipment, data or programming, to the extent that the claim alleges that the Product standing alone infringes such rights, and provided Manufacturer is notified thereof, and that Manufacturer will indemnify and hold harmless Distributor, its successors and assigns, and the customers of any of them, from all loss, damages, costs and expenses (including reasonable attorneys' fees and costs of establishing rights to indemnification) which may be incurred on account of the assertion of any such property rights by any person.

22.     GENERAL INDEMNIFICATION

        (a) Manufacturer and Distributor each agrees to indemnify and hold the other harmless from and against any and all claims, damages and liabilities asserted by any person or entity resulting directly from:

                (i) any breach by it, or by any of its employees or agents, of this Agreement or any of its warranties, representations, covenants or obligations as provided for in this Agreement; or

                (ii) any negligent act, or affirmative act of any of its employees or agents.

        Such indemnification shall include the payment of all reasonable attorneys' fees and other costs (including costs of establishing rights to indemnification) incurred by the party seeking indemnification in defending such claims.

        (b) Notwithstanding any other provision of this Agreement or any Exhibit or Appendix hereto, Manufacturer agrees to indemnify and hold the Distributor harmless of and from any and all liabilities, losses and damages (including costs, expenses and attorneys' fees, and costs of establishing rights to indemnification) resulting from any claim of any of Distributor's customers or any other third party, including employees of Distributor or Manufacturer, for death, personal injury, breach of warranty, or damage to property arising out of, or in any way connected with, the Products or the use or operation thereof. Manufacturer at its sole cost and expense agrees to defend any and all claims, actions, suits or proceedings brought against Distributor in connection therewith, upon notice of pendency thereof, and to pay and satisfy any and all judgments, costs, attorneys' fees, awards or recoveries relating thereto.

        (c) Manufacturer agrees to name Distributor as an additional insured on any and all product liability insurance policies it may have in effect from time to time with respect to any Products.

23.     USE OF TRADEMARKS/TRADE NAMES

        During the term of this Agreement, Distributor is authorized to use Manufacturer's trademarks, trade names and logos in connection with Distributor's sale, advertisement and promotion of Products. Distributor shall have the right to pass on this right of usage to its re-seller customers. Upon termination of this Agreement and sale or other disposition of any products remaining in inventory, Distributor shall cease to use any of such marks, names or logos and shall, within a reasonable time, remove any reference to Manufacturer from its advertising and promotional material.

24.     CO-OP FUND

        A cooperative advertising fund shall be established to which Manufacturer and Distributor shall contribute at least once every six (6) months. Each party shall contribute to the fund an amount equal to __% of the gross sales dollars invoiced by Manufacturer to Distributor during the said six-month period. The fund is to be used for mutually agreed upon projects such as promotion, advertising and training. All particulars with respect to the establishment of the fund and the return of unused monies shall be by mutual agreement. Upon the termination of this Agreement, any monies remaining in the fund shall be appropriately returned to the parties.

25.     SOFTWARE

        Any and all software included as Products hereunder shall be acquired by Distributor subject to the terms of a Master Distributor License, a copy of which is attached as Exhibit "D" and is made a part hereof.

26.     SUPPLIER QUALITY HANDBOOK

        Manufacturer agrees to use reasonable best efforts to attain the goals established in the Avnet Supplier Quality Handbook as may be amended from time to time. Manufacturer agrees to work with Distributor to establish improvement plans and performance milestones in those areas when Manufacturer falls under the published goal.

27.     GENERAL

        (a) INDEPENDENT CONTRACTORS. It is understood and agreed that Manufacturer and Distributor are independent contractors and each is engaged in the operation of its own business and neither will be considered the agent of the other



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for any purpose whatsoever. Nothing contained in this Agreement will be construed to establish a relationship that would allow either party to make representations or warranties on behalf of the other except as expressly set forth herein.

        (b) ASSIGNMENT. This Agreement may not be assigned partially or completely by either party without the prior written consent of the other which shall not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

        (c) NOTICES. Any notice provided for or permitted in this Agreement will be deemed to have been given when mailed postage prepaid by certified mail or registered mail, return receipt requested, to the party to be notified, at the address set forth below:

        Manufacturer:
                Sage, Inc.
                4633 Old Ironsides
                Santa Clara, California 95054
                Attn: Vijay Desai

        Distributor:
                Avnet, Inc.
                2617 South 46th Street
                Phoenix, Arizona 85034
                Attn: Donald Sweet, Senior Vice President
                      Global Supplier Management

        with a copy simultaneously to:
                Avnet, Inc.
                80 Cutter Mill Road
                Great Neck, New York 11021
                Attn: Senior Vice President and General Counsel

        (d) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements relating thereto, written or oral, between the parties. Amendments to this Agreement must be in writing, signed by the duly authorized officers of the parties, specifically stating that such amendments are made pursuant to this subparagraph (d).

        (e) NO IMPLIED WAIVERS. The failure of either party at any time to require performance by the other of any provision hereof shall not affect the right of such party to require performance at any time thereafter, nor shall the waiver of either party of a breach of any provision hereof be taken or held to be a waiver of a provision itself.

        (f) GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California, other than the conflicts of laws principles thereof.

        (g) STATUTORY CONFORMANCE. With respect to the products ordered under this Agreement, Manufacturer warrants and agrees that it has complied with the requirements of: (i) the Fair Labor Standards Act of 1938, as amended, and its invoices shall so state; (ii) Social Security and Workers Compensation laws, if work is performed on Distributor's premises; (iii) Equal Opportunity clause in
Section 202 of Executive Order 11246, as the same may be amended; (iv) Section 503 of the Rehabilitation Act of 1973; (v) The Vietnam Veterans Readjustment Assistance Act of 1974; and (vi) all other applicable federal, state and local laws, codes and requirements.

        (h) OZONE DEPLETING SUBSTANCES. Distributor reserves the right to reject any Products containing or manufactured with substances identified as a Class I or Class II ozone depleting substances by the U.S. Environmental Protection Agency pursuant to Title VI of the Clean Air Act Amendments of 1990, and any amendments thereto, whether or not such Products shall be required to bear labeling.

        (i) SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or unenforceability of such provision in any other jurisdiction.

        (j) SURVIVORSHIP. All obligations and duties hereunder which shall by their nature extend beyond the expiration or termination of this Agreement, shall survive and remain in effect beyond any expiration or termination hereof.

        (k) FORCE MAJEURE. Neither party shall be liable for failure to fulfill its obligations under this Agreement or any purchase order issued hereunder or for delays in delivery due to causes beyond its reasonable control, including, but not limited to, acts of God, acts or omissions of the other party, man-made or natural disasters, material shortages, strikes, delays in transportation or inability to obtain labor or materials through its regular sources. The time for performance of any such obligation shall be extended for the time period lost by reason of the delay.

        (l) FAVORED NATIONS. Notwithstanding any other provision contained herein, if Manufacturer shall sell any Products to any other domestic Distributor at a price for the same or a lesser quantity which is lower than the prices set forth on Exhibit "A" (as changed from time to time in accordance with the provisions hereof), the Distributor shall simultaneously be given the benefit of such lower purchase price. For the purposes of this subparagraph, a distributor is a person, firm or corporation that acquires Products from Manufacturer, inventories the same, and transfers those Products to customers or end users.

        (m) CONFLICTING TERMS. The parties agree that the terms and conditions of this Agreement shall prevail, notwithstanding contrary or additional terms, in any purchase order, sales acknowledgment, confirmation or any other document issued by either party effecting the purchase and/or sale of Products.

        (n) CONSENTS AND APPROVALS. Any consents or approvals required hereunder shall not be unreasonably withheld.

        (o) HEADINGS. The Table of Contents, if any, and headings of paragraphs herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation hereof.


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        (p) U.S. MILITARY PRODUCT VALUE-ADDED TESTING. Manufacturer hereby authorizes Distributor to perform, and/or to subcontract to independent test labs, value-added testing on Manufacturer's military integrated circuit products which are sold by Manufacturer as "JAN" products or are otherwise classified as conforming with JEDEC 108/109, U.S. MIL-STD-38510 and/or MIL-S-19500 specifications ("Military IC's"). Value-added testing shall be performed in accordance with Distributor's then applicable military value-added policy. However, Distributor shall not materially amend its military value-added policy as applied to Manufacturer's Military IC's without the prior approval of Manufacturer. Manufacturer shall warrant tested Military IC's in accordance with Manufacturer's standard warranty for Military IC's which have not been subjected to value-added testing, and Distributor shall be authorized to pass through such warrant to its customers.

        (q) LIFE SUPPORT POLICY. MANUFACTURER PRODUCTS SHOULD NOT BE USED IN MEDICAL DEVICES WITH LIFE SUPPORT FUNCTIONS NOR IN SAFETY EQUIPMENT (OR SIMILAR APPLICATIONS) WHERE COMPONENT FAILURE MIGHT RESULT IN LOSS OF LIFE OR PHYSICAL HARM WITHOUT THE WRITTEN APPROVAL OF AN OFFICER OF MANUFACTURER.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the date first above set forth.

MANUFACTURER:                         DISTRIBUTOR:
SAGE, INC.                            AVNET, INC.

By:     /s/ VIJAY P. DESAI            By:     /s/ STEVE CHURCH
        --------------------------            ----------------------------------

Name:   VIJAY P. DESAI                Name:   STEVE CHURCH
        --------------------------            ----------------------------------
        (Typed or Printed)                    (Typed or Printed)

Title:  Vice President,               Title:  PRESIDENT, AVNET OMG
        Management and Sales                  SENIOR VICE PRESIDENT, AVNET, INC.
        --------------------------            ----------------------------------

Date:           10/29/97              Date:             10/16/97
        --------------------------            ----------------------------------




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